Exhibit 99.1

Earth Science Tech, Inc. Reports Fiscal Year-End Financial Results for March 31, 2026

MIAMI, June 18, 2026 (GLOBE NEWSWIRE) — Earth Science Tech, Inc. (OTC: ETST) (“ETST” or the “Company”), a strategic holding company focused on acquiring and scaling high-potential operating businesses, today announced its financial results for the full fiscal year ended March 31, 2026.

“Our fiscal 2026 results reflect the meaningful progress we have made over the last several years to build a business that is durable, self-sustaining and positioned for long-term growth,” said Giorgio R. Saumat, CEO and Chairman of the Board of Earth Science Tech, Inc. “In fiscal 2026, we grew revenue, increased earnings, generated positive operating cash flow and strengthened our balance sheet, all while not adding debt to our balance sheet. These results are driven by the work we have done to better integrate the patient experience across our platform, from telemedicine to pharmacy to fulfillment. By owning more of that process, we serve patients effectively while building a stronger and more profitable business.”

Mr. Saumat continued, “We delivered these results while remaining disciplined with our capital. During fiscal 2026 and subsequent to year end, we repurchased and retired more than 7.1 million shares of common stock, continued investing in new products and expanded the reach of our healthcare platform. We believe we are still in the early stages of what this business can become. Fiscal year-end 2026 laid the essential foundation for what management foresees as our next leg of growth, and this trajectory is already showing in fiscal Q1 2027. By continuing our aggressive share buyback program—purchasing over 3.1 million shares in the first quarter of fiscal 2027 alone—we are actively creating lasting value for our shareholders. The upcoming report for the quarter ending June 30, 2026, will clearly show how the foundation laid out during fiscal 2026 is transpiring and moving forward. We remain focused on executing the same strategy that has brought us to this point by growing responsibly and investing for the future.”

For the fiscal year ended March 31, 2026, the Company reported the following results:

●	Revenue: $35.7 million, up 8% compared to $33.1 million for the 12 months ended March 31, 2025.

●	Gross profit: $25.5 million, up 5% compared to $24.3 million for the 12 months ended March 31, 2025.

●	Net income: $3.6 million, up 11% compared to $3.3 million for the 12 months ended March 31, 2025.

●	Total Assets: $9.0 million, up 27% compared to $7.1 million at March 31, 2025.

●	Repurchased and retired shares: 4,023,296 shares of common stock for the 12 months ended March 31, 2026.

About Earth Science Tech, Inc. (ETST)

Earth Science Tech, Inc. operates as a diversified holding company focused on the health and wellness sector. The Company’s principal operating strategy is to build a vertically integrated healthcare platform that combines compounding pharmacy operations, telemedicine platforms, clinical support, and direct-to-patient fulfillment. The Company’s healthcare operations are supported by investments in real estate and asset management activities and a consumer products business.

The core of the Company’s value proposition is the seamless integration of patient care, from consultation to fulfillment. This is achieved through the synergy of specialized subsidiaries.

To learn more, please visit: www.EarthScienceTech.com

Forward-Looking Statements

Except for historical information, the matters discussed herein may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.

Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including, without limitation, future-oriented statements related to cash flow, gross margins, revenues, and expenses. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts. They may include forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. Forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual results to differ materially from our intent, belief or current expectations, including, inter alia, the markets for the Company’s products and services, costs of goods and services, other expenses, government regulations, litigations, and general business conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. The Company assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.

Company Contact:

Giorgio R. Saumat

CEO and Chairman of the Board

(305) 724-5684

IR@earthsciencetech.com

— Tables Follow –

Earth Science Tech, Inc. and Subsidiaries

Consolidated Balance Sheets

as of March 31, 2026, and 2025

	As of March 31,
	2026	2025
ASSETS:
Current Assets
Cash and cash equivalents	$796,797	$1,473,228
Accounts receivable, net	356,054	129,064
Equity securities	1,360,040	645,438
Inventory	682,059	503,938
Long lived assets, available for sale	371,684	-
Prepaid Expenses and other current assets	154,480	358,837
Total Current Assets	3,721,114	3,110,505
Non-Current Assets
Property and Equipment, net	1,517,888	1,384,110
Right of use assets, net	95,317	172,429
Intangible assets, net	208,170	96,885
Deferred tax asset, net	772,294	-
Goodwill	2,654,554	2,302,792
TOTAL ASSETS	$8,969,337	$7,066,721
LIABILITIES AND EQUITY:
Current Liabilities
Accounts payable	$681,925	$492,352
Accrued expenses and other payables	1,150,442	2,322,022
Current portion of operating lease obligations	96,206	121,851
Current portion of loans & obligations	-	30,592
Short-term business loans	-	179,488
Total Current Liabilities	1,928,573	3,146,305
Long-Term Liabilities
Lease Liability	-	37,878
Loans and Obligations	-	31,427
Total Liabilities	1,928,573	3,215,610
Commitments and Contingencies (Note 11)
Stockholders’ Equity
Preferred stock, par value $0.001 per share, 1,000,000 shares authorized; 1,000,000 and 1,000,000 shares issued and outstanding as of March 31, 2026, and March 31, 2025, respectively	1,000	1,000
Common stock, par value $0.001 per share, 300,000,000 shares authorized; 291,324,607 shares issued and outstanding as of March 31, 2026, and 295,347,903 issued and 294,302,607 outstanding as of March 31, 2025	291,324	295,348
Additional Paid in Capital	30,826,352	31,480,143
Accumulated Deficit	(24,108,199)	(27,738,975)
Treasury Stock, at cost (0 and 1,045,296 shares as of March 31, 2026, and March 31, 2025, respectively)	-	(186,405)
Total Stockholders’ Equity	7,010,477	3,851,111
Non-Controlling Interest	30,287	-
Total Equity	7,040,764	3,851,111
TOTAL LIABILITIES AND EQUITY	$8,969,337	$7,066,721

The accompanying notes are an integral part of these consolidated financial statements.

Earth Science Tech, Inc. and Subsidiaries

Consolidated Statements of Operations

For Years Ended March 31, 2026, and 2025

	2026	2025
Revenue	$35,695,614	$33,117,624
Cost of Goods Sold	10,207,557	8,817,488
Gross Profit	25,488,057	24,300,136
Expenses
Salaries Expense	13,776,033	14,115,643
Selling general and administrative expenses	3,571,448	4,154,838
Bank charges	1,006,026	1,066,577
Advertising & marketing	2,840,553	836,860
Legal and professional fees	221,179	305,932
Insurance	168,353	180,281
Operating lease cost	180,753	98,434
Depreciation and amortization	284,396	53,951
Utilities	130,790	39,661
Total Expenses	$22,179,531	$20,852,178
Other income (expense)
Dividend and interest income	15,458	9,141
Net realized gain on sale of investments	671,528	300,162
Unrealized Gain (Loss) on fair value changes of investments	(957,118)	(365,661)
Other	67,194	-
Interest Expense	(16,327)	(21,189)
Net Income before taxes	3,089,261	3,370,411
Income Taxes	(511,676)	116,776
Net Income	$3,600,937	$3,253,635

Net Income/(Loss) attributed to non-controlling interest	(29,839)	-
Net Income available to common stockholders’	3,630,776	3,253,635
Earnings per common share-Basic and Diluted	$0.012	$0.011

Weighted average number of shares outstanding- Basic and Diluted	293,069,803	303,521,458

The accompanying notes are an integral part of these consolidated financial statements.